                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                         SOUTH BAY/SAN TOMAS ASSOCIATES

                                       AND

                              AUSPEX SYSTEMS, INC.





                           DATED AS OF JANUARY , 1997

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----

1.       Parties.................................................................  1

2.       Demise of Premises......................................................  1

3.       Lease Term..............................................................  1
         A.       Lease Term.....................................................  1
         B.       Commencement Date..............................................  1
         C.       Commencement Date Memorandum...................................  2
         D.       Delay in Completion of Buildings...............................  2
         E.       Options to Extend..............................................  2
         F.       Early Entry....................................................  3

4.       Rent....................................................................  3
         A.       Time of Payment................................................  3
         B.       Monthly Installment............................................  4
         C.       Tenant Improvement Allowance...................................  6
         D.       Late Charge....................................................  6
         E.       Additional Rent................................................  7
         F.       Place of Payment...............................................  7
         G.       Advance Payment................................................  7

5.       Security Deposit........................................................  7

6.       Use of Premises.........................................................  8
         A.       Restrictions on Use............................................  8
         B.       Initial Occupancy..............................................  8

7.       Taxes and Assessments...................................................  8
         A.       Tenant's Property..............................................  8
         B.       Property Taxes.................................................  8
         C.       Property Taxes Defined.........................................  9
         D.       Other Taxes....................................................  9
         E.       Tenant's Right to Contest......................................  9

8.       Insurance............................................................... 10
         A.       Indemnity...................................................... 10
         B.       Liability Insurance............................................ 10
         C.       Property Insurance............................................. 11
         D.       Tenant's Property Insurance.................................... 11
         E.       Mutual Waiver of Subrogation................................... 11

                                                                                Page
                                                                                ----


9.       Utilities............................................................... 12

10.      Repairs and Maintenance................................................. 12
         A.       Landlord's Repairs............................................. 12
         B.       Tenant's Repairs............................................... 13

11.      Alterations............................................................. 15
         A.       Limitations.................................................... 15
         B.       Tenant's Rights................................................ 15
         C.       Alterations Required by Law.................................... 16

12.      Acceptance of the Premises.............................................. 16

13.      Default................................................................. 16
         A.       Events of Default.............................................. 16
         B.       Remedies....................................................... 17
         C.       Waivers........................................................ 19

14.      Destruction............................................................. 19
         A.       Landlord's Duty to Restore..................................... 19
         B.       Landlord's Right to Terminate.................................. 20
         C.       Tenant's Right to Terminate.................................... 21
         D.       Abatement of Rent.............................................. 21

15.      Condemnation............................................................ 22
         A.       Definition of Terms............................................ 22
         B.       Rights......................................................... 22
         C.       Total Taking................................................... 22
         D.       Partial Taking................................................. 22

16.      Mechanics' Lien......................................................... 23

17.      Inspection of the Premises.............................................. 23

18.      Compliance with Laws.................................................... 23

19.      Subordination........................................................... 23
         A.       Priority....................................................... 24
         B.       Subsequent Security Instruments................................ 24
         C.       Documents...................................................... 24
         D.       Tenant's Attornment............................................ 24

20.      Holding Over............................................................ 24


                                                                                Page
                                                                                ----

21.      Notices................................................................. 25

22.      Attorneys' Fees......................................................... 25

23.      Subleasing and Assignment............................................... 26
         A.       Landlord's Consent Required.................................... 26
         B.       Transferee Information Required................................ 26
         C.       Landlord's Rights.............................................. 26
         D.       Permitted Transfers............................................ 27

24.      Successors.............................................................. 28

25.      Mortgagee Protection.................................................... 28

26.      Estoppel Certificate.................................................... 28

27.      Surrender of Lease Not Merger........................................... 29

28.      Waiver.................................................................. 29

29.      General................................................................. 29
         A.       Captions....................................................... 29
         B.       Definition of Landlord......................................... 29
         C.       Time of Essence................................................ 29
         D.       Severability................................................... 29
         E.       Quiet Enjoyment................................................ 30
         F.       Law............................................................ 30
         G.       Agent.......................................................... 30
         H.       Lender......................................................... 30
         I.       Force Majeure.................................................. 30

30.      Sign.................................................................... 30

31.      Interest on Past Due Obligations........................................ 31

32.      Surrender of the Premises............................................... 31

33.      Authority............................................................... 31

34.      CC&Rs................................................................... 31

35.      Brokers................................................................. 32

                                                                                Page
                                                                                ----

36.      Limitation on Landlord's Liability...................................... 32

37.      Hazardous Material...................................................... 33
         A.       Definitions.................................................... 33
         B.       Landlord's Obligation.......................................... 33
         C.       Permitted Use.................................................. 33
         D.       Hazardous Materials Management Plan............................ 34
         E.       Use Restriction................................................ 35
         F.       Tenant Indemnity............................................... 35
         G.       Compliance..................................................... 35
         H.       Assignment and Subletting...................................... 36
         I.       Surrender...................................................... 36
         J.       Right to Appoint Consultant.................................... 36
         K.       Holding Over................................................... 37
         L.       Existing Environmental Reports................................. 37
         M.       Provisions Survive Termination................................. 37
         N.       Controlling Provisions......................................... 37

38.      Landlord's Default...................................................... 37

39.      Condition to Effectiveness.............................................. 38


                                LIST OF EXHIBITS


Exhibit "A" - Legal Description of Parcel...........................................39
Exhibit "B" - Site Plan.............................................................40
Exhibit "C" - Improvement Agreement.................................................41
Exhibit "D" - Commencement Date Memorandum..........................................57
Exhibit "E" - List of Hazardous Materials Tenant Will Use on The Premises...........58
Exhibit "F" - Description of Existing Environmental Reports.........................59
Exhibit "G" - Preliminary Title Report..............................................63
Exhibit "H" - CCR's and Excluded Obligations........................................64


                                 LEASE AGREEMENT


         1. Parties. This Lease, dated for reference purposes as of January , 1997, is made by and between South Bay/San Tomas Associates, a California general partnership ("LANDLORD"), and Auspex Systems, Inc., a Delaware corporation ("TENANT").

         2. Demise of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "PREMISES") situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

                  A. That Parcel of real property more particularly described in Exhibit "A" attached hereto (the "PARCEL");

                  B. Three (3) buildings two (2) stories high to be constructed by Landlord and located on the Parcel as shown on the site plan attached hereto as Exhibit "B" containing approximately one hundred seventy one thousand three hundred eighty two (171,382) square feet (collectively, the "BUILDINGS" and individually, "BUILDING").

                  C. The shells and the associated site improvements for all Buildings (the "BUILDING SHELLS") to be constructed by Landlord in accordance with the provisions of the Improvement Agreement attached hereto as Exhibit "C" (the "IMPROVEMENT AGREEMENT").

                  D. The improvements (the "TENANT IMPROVEMENTS") to be constructed by Landlord in and about the Buildings in accordance with the provisions of the Improvement Agreement. The Building Shells and the Tenant Improvements are collectively referred to in this Lease as the "IMPROVEMENTS".

         3.       Lease Term

                  A. Lease Term. The term of this Lease (the "INITIAL LEASE TERM") shall be for twelve (12) years commencing on the Commencement Date (as defined below) and ending twelve (12) years thereafter unless sooner terminated pursuant to any provision hereof.

                  B. Commencement Date. As used in this Lease, the term "COMMENCEMENT DATE" shall mean the later of March 1, 1998, or the date when all of the following have occurred with respect to the Improvements:

                           (i) The construction of all of the Improvements has
been substantially completed in accordance with the provisions of the Improvement Agreement attached hereto and the Final Plans therefor (except for minor punchlist items which do not substantially interfere with Tenant's use of the Premises), and all utilities are connected and available for Tenant's use;


                           (ii) A certificate of occupancy or its equivalent
(including a final
building inspection) with respect to the Improvements has been issued by the City of Santa Clara; and

                           (iii) Landlord has given Tenant written notice that
the events described in (i) and (ii) above have occurred.

                  C. Commencement Date Memorandum. Within thirty (30) days following the Commencement Date, Tenant shall execute and deliver to Landlord a Commencement Date Memorandum in the form attached hereto as Exhibit "D" acknowledging the actual Commencement Date, the Expiration Date and the initial Monthly Installment (as defined in Subparagraph 4.A. hereof) of rent.

                  D. Delay in Completion of Buildings. Notwithstanding the Commencement Date set forth in Subparagraph 3.B. above, if the construction of the Improvements to the Buildings have not been substantially completed in accordance with the provisions of the Improvement Agreement attached hereto and the Final Plans therefor (except for minor punchlist items which do not substantially interfere with Tenant's use of the Premises) by the later of (i) January 31, 1998, or (ii) eleven (11) months following the issuance of all required building permits for the construction of the Improvements to the Building (provided such time periods in (i) and (ii) shall be extended by force majeure delays and Tenant Delays as defined in Exhibit "C" hereto) (the "BUILDING COMPLETION DATE"), Tenant shall have the option to terminate this Lease (which shall be Tenant's sole remedy for such an event), which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after the Building Completion Date and prior to substantial completion of the Improvements to the Buildings.

                  E. Options to Extend

                           (i) Tenant shall have three (3) successive options
(the "OPTIONS") to extend the Initial Lease Term for successive terms of sixty
(60) months each (collectively, the "EXTENDED TERMS" and individually, the "FIRST EXTENDED TERM", the "SECOND EXTENDED TERM" and the "THIRD EXTENDED TERM"). The Initial Term as may be extended by Tenant shall be referred to herein as the "LEASE TERM."

                           (ii) Tenant shall exercise each Option, if at all, by
giving Landlord notice of Tenant's intention to do so at least two hundred seventy (270) days prior to the expiration of the then existing Lease Term. In no event shall any purported exercise of the Option by Tenant be effective if
(a) an Event of Default (as defined in Subparagraph 13.A. hereof) exists at the time of such exercise or at the time such Extended Term would otherwise have commenced, or (b) Tenant had not timely exercised each previous Option(s) to extend the Lease. The Extended Terms shall be upon all of the terms and conditions hereof, except that the Monthly Installment and method of rental adjustment for each Extended Term shall be determined as set forth in Subparagraph 4.B.(iii) hereof. Unless expressly mentioned and approved in the written consent of Landlord referred to in Paragraph 23 hereof, the option rights of Tenant under this paragraph are granted for Tenant's personal benefit and may not be assigned or transferred by Tenant.

                  F. Early Entry. Tenant may enter the Premises prior to the Commencement Date to install fixtures and equipment therein, provided Tenant first obtains the prior written approval of Landlord for such entry, which approval shall not be unreasonably withheld but which Landlord may withhold if Landlord determines in its reasonable discretion that such entry will delay completion of construction of the Improvements which Landlord is required to construct pursuant to Exhibit "C". If Landlord permits Tenant to so enter upon the Premises, such entry shall be subject to all of the terms and conditions of this Lease, excepting only the obligation to pay the Monthly Installment of rent or Additional Rent (as defined in Subparagraph 4.E. below), and the duty to pay utility consumption costs and insurance. Tenant shall coordinate its entry onto the Premises with Landlord and the contractors and other personnel employed by Landlord. At all times during Tenant's right of entry, Landlord and Tenant shall reasonably cooperate to refrain from interfering with the construction activities of the other party's personnel; provided, Landlord shall not be required to cooperate with Tenant if such cooperation results in a delay in completing the Improvements. In any case, Tenant shall repair any damage to the Improvements constructed by Landlord resulting from the entry upon the Premises by Tenant or Tenant's Agents (as that term is defined in Subparagraph 29.G.) prior to the Commencement Date or caused by the installation of fixtures and equipment by Tenant or Tenant's Agents. If the entry by Tenant or Tenant's Agents upon the Premises prior to the Commencement Date interferes with Landlord's construction activities, then Landlord shall give Tenant written notice requesting that Tenant cease such interference. If Tenant does not immediately comply with such notice from Landlord requesting that Tenant cease interference with Landlord's construction activities, and if such failure to comply causes a delay in completing the construction of the Improvements, then the Commencement Date shall be deemed to have occurred on the date the Improvements would have been completed had there been no such delay caused by Tenant or its Agents.

         4. Rent.

                  A. Time of PaymentA. Time of Payment. Tenant shall pay to Landlord as rent for the Premises the respective sums specified in Subparagraph 4.B. below (the "MONTHLY INSTALLMENT") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the Lease Term, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month.

                  B. Monthly Installment

                           (i) The Monthly Installment of rent for the first
thirty (30) months following the Commencement Date shall be Two Hundred Sixty Five Thousand Six Hundred

Forty Two and 10/100 Dollars ($265,642.10).

                           (ii) Rental Adjustment. The Monthly Installment shall
be adjusted at the beginning of the thirty-first (31st) month following the Commencement Date and every thirty (30) months thereafter during the Initial Lease Term (the "RENTAL ADJUSTMENT DATES"), to reflect any increase in the cost of living. The adjustment or adjustments, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All-Urban Consumers, for San Francisco-Oakland-San Jose (1982 - 1984 = 100), hereafter referred to as the "INDEX." The last published Index in effect on the Commencement Date shall be considered the "BASE". On each Rental Adjustment Date, the Monthly Installment then in effect shall be increased to an amount equal to the Monthly Installment in effect as of the first full month of the Lease Term multiplied by a fraction, the numerator of which is the Index as of such Rental Adjustment Date, and the denominator of which is the "Base"; provided, the Monthly Installment shall not increase by less than three percent (3%) per annum compounded annually or greater than seven percent (7%) per annum compounded annually on each Rental Adjustment Date. When the adjusted Monthly Installment is determined upon each Rental Adjustment Date, Landlord shall give Tenant written notice to that effect indicating how the new Monthly Installment figure was computed in accordance with this Subparagraph 4.B.(ii). If the Index does not exist on any Rental Adjustment Date in the same format as referred to in this paragraph, Landlord shall substitute (using conversion factors, as appropriate) in lieu thereof the index most nearly comparable to the Index then published by the Bureau of Labor Statistics, or successor or similar governmental agency, or if no governmental agency then publishes an index, Landlord shall substitute therefor the most nearly comparable index then published by a reputable private organization.

                           (iii) Extended Term Rent.

                                    (a) As of the commencement of each Extended
Term, the Monthly Installment and the method of rental adjustment (including the timing of adjustments and the basis for calculating the adjustments) for each Extended Term shall be the fair market rental, as of the commencement date of the Extended Term, for the Premises, as improved, and a method and timing of rental adjustments consistent with rental adjustment practices then prevailing in the marketplace for comparably sized projects designed for similar uses within a three (3) mile radius of the Premises. In the event the parties fail to agree upon the amount of the Monthly Installment and the method of rental adjustment for any of the Extended Terms within thirty (30) days after Landlord's receipt of Tenant's notice exercising the Option for such Extended Term, the Monthly Installment and the method of rental adjustment for such Extended Term shall be determined by appraisal in the manner hereafter set forth.

                                    (b) In the event it becomes necessary under
this Subparagraph 4.B.(iii)(b) to determine the fair market rent to be used as the Monthly Installment and the method and timing of rental adjustments of the Premises by appraisal, Landlord and Tenant each shall appoint a real estate appraiser who shall be a member of The Appraisal Institute ("TAI") and who shall have a minimum of five (5) years of commercial appraisal experience in Santa

Clara County and such appraisers shall each determine the fair market rent for the Premises, and the method and timing of rental adjustments taking into account the value of the Premises (excluding Tenant's Property (as defined below) which Tenant shall be allowed to remove upon the expiration of this Lease), the amenities provided and prevailing comparable rentals and rental adjustment practices then prevailing in the marketplace for comparably sized projects designed for similar uses within a three (3) mile radius of the Premises. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shall be controlling. If said fair market rent varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of TAI and who shall have a minimum of five (5) years of commercial appraisal experience in Santa Clara County. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market rent of the Premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The fair market rent determined by the third appraiser for the Premises shall be averaged with the fair market rent determined by the one of the initial two appraisers that is closest to that of the third appraiser, unless the third appraiser's determination of the rent is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal shall be controlling. The method of adjusting rental periodically, including the manner and timing of such adjustments, shall be as determined by the initial two appraisers, if they agree on a single method; otherwise, it shall be as determined by the third appraiser. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to TAI, which shall appoint a member of said institute willing to serve as appraiser. Each party shall bear the cost of their own appraiser and the cost of the third appraiser under this Subparagraph shall be borne equally by Landlord and Tenant.

                  C. Tenant Improvement Allowance

                           (i) Landlord shall make available for the payment of
all TI Costs (as defined in the Improvement Agreement) an amount equal to Four Million Two Hundred Eighty Four Thousand Five Hundred Fifty Dollars ($4,284,550) (the "TI ALLOWANCE"). To the extent that TI Costs exceed the total TI Allowance, Tenant shall pay the amount of such excess (with such excess referred to herein as "TENANT'S TI CONTRIBUTION"). After Landlord has expended the total TI Allowance, Tenant's TI Contribution shall be paid by Tenant to Landlord in installments as and when needed by Landlord to pay TI Costs that have been incurred by Landlord for the Buildings, with each installment to be paid within five (5) days after Landlord notifies Tenant that a progress payment toward TI Costs is to be made and supplies to Tenant an appropriate accounting of all TI Costs incurred by Landlord and such other documentation as a construction lender might reasonably request. Such progress payments shall not be requested any more frequently than every thirty (30) days.

                           (ii) Prior to the commencement of construction of the
Tenant Improvements, Tenant shall, if requested to do so by Landlord, provide reasonable assurances to Landlord's Lender (as that term is defined in Subparagraph 29.H.) that the funds necessary to pay Tenant's TI Contribution will be immediately available to Landlord as and when needed to pay all TI Costs after Landlord has expended the TI Allowance, which assurances shall be reasonably satisfactory to Landlord and Landlord's Lender.

                  D. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any Monthly Installment, Additional Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after Landlord's delivery to Tenant of written notice stating that such amount has not been paid when due, then Tenant shall pay to Landlord, as additional rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord without payment of the overdue amount shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

                  E. Additional RentE. Additional Rent. All taxes, insurance premiums, late charges, costs, expenses and other sums which Tenant is required to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("ADDITIONAL RENT") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent. All items of Additional Rent, but excluding such taxes and assessment, utilities and insurance costs which are to be paid directly by Tenant or reimbursed by Tenant to Landlord, shall include an additional two percent (2%) of the actual expenditure or amount due in order to compensate Landlord for accounting, management and processing services.

                  F. Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at 511 Division Street, Campbell, California 95008 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

                  G. Advance Payment. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Two Hundred Sixty Five Thousand Six Hundred Forty Two and 10/100 Dollars ($265,642.10) to be applied to the Monthly Installment of rent first accruing under this Lease.

         5. Security Deposit. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Two Hundred Sixty Five Thousand Six Hundred Forty Two and 10/100 Dollars ($265,642.10) (the "SECURITY DEPOSIT") to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorneys' fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. The Security Deposit, less any sums owing to Landlord or which Landlord is otherwise entitled to retain, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

         6. Use of Premises.

                  A. Restrictions on Use. Tenant shall use the Premises only in conformance with applicable governmental laws, for general office, engineering, research and development, light assembly, testing, warehousing and related lawful uses, and for no other purpose without the consent of Landlord. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liabilities to the extent the foregoing arises out of the failure of Tenant to comply with any Law (as defined in Subparagraph 29.F.) applicable to Tenant's use and occupancy of the Premises. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other occupant of buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which would endanger the structure, or place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Buildings, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord and except in compliance with all applicable Law. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Parcel outside of the Buildings. Tenant shall strictly comply with the provisions of Paragraph 37 below.

                  B. Initial Occupancy. Tenant shall be obligated to take possession and enter into occupancy of two (2) of the three (3) Buildings of the Premises within thirty (30) days following the Commencement Date.

         7. Taxes and Assessments

                  A. Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises ("Tenant's Property"). Tenant shall use its best efforts to cause all Tenant's Property to be assessed and billed separately from the real property of Landlord. If any of Tenant's Property shall be assessed with the Premises, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's Property.

                  B. Property Taxes. Tenant shall pay, as Additional Rent, one hundred percent (100%) of all property taxes (as defined in Subparagraph 7.C. below) levied or assessed with respect to the Premises which are attributable to the Lease Term. Tenant shall pay such Property Taxes to Landlord not later than
(i) ten (10) days prior to the delinquency date of such Property Taxes, or (ii) twenty (20) days after receipt of billing, whichever is later. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's Lender requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of the annual Property Taxes. Tenant's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

                  C. Property Taxes Defined. For the purpose of this Lease, "PROPERTY TAXES" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings and/or the Parcel or assessed, levied or imposed upon the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any govern mental authority whatsoever. The term "Property Taxes" shall not include any federal, state or local net income, documentary transfer (unrelated to any transfer made of Tenant's interest under this Lease), franchise (unrelated to Tenant's operations), estate, gift or inheritance tax imposed on Landlord (the "PROPERTY TAX EXCLUSIONS").

                  D. Other Taxes. Tenant shall, as Additional Rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring any of Tenant's interest or estate in the Premises; provided, however that nothing in this Subparagraph shall require Tenant to pay any Property Tax Exclusions.

                  E. Tenant's Right to Contest. Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation of Property Taxes or any change therein. In the contest or proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and expense, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest. Tenant must pay all Property Taxes as and when required by Subparagraph 7.B., even those which are the subject of such protest or contest, but Tenant may sue to recover overpayments or Property Taxes as part of any such contest. With respect to any contest of Property Taxes, Tenant shall indemnify and hold Landlord and the Premises harmless from any liens or damage arising out of such protest or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. Any contest conducted by Tenant under this paragraph shall be at Tenant's expense and if interest or late charges become payable as a result of such contest or protest, Tenant shall pay the same. Any tax assessments reimbursed to Landlord as a consequence of such contest shall be reimbursed to Tenant, to the extent originally paid by Tenant under the terms of this Lease.

         8. Insurance.

                  A. Indemnity. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), to the extent they arise out of, the opera tion, maintenance, use or occupancy of the Premises by Tenant and/or its Agents (except to the extent they arise from the negligence or willful misconduct of Landlord or its Agents). This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (except to the extent it arises from the negligence or willful misconduct of Landlord or its Agents), which in any way may be connected with the operation, maintenance, use or occupancy of the Premises by Tenant and/or its Agents specifically including, without limitation, any liability for injury to the person or property of Tenant or its Agents.

                  B. Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring

Landlord and Tenant against claims and liabilities arising out of the operation, maintenance, use, or occupancy of the Premises. Such insurance shall provide combined single limit coverage of not less than Five Million Dollars ($5,000,000.00) per occurrence. Landlord shall have the right to require Tenant to increase the amount of coverage of such public liability insurance to the extent reasonably necessary to bring such insurance coverage into conformity with the level of coverage commonly carried by similar businesses in California leasing comparable buildings in the vicinity of the Premises, which right Landlord may exercise no more frequently than once every two (2) years during the Lease Term. The insurance shall be provided by companies (i) admitted to issue insurance in California and (ii) having a general policyholders' rating of at least "A" and a financial rating of at least "VIII" as set forth in the most current issue of Best's Insurance Guide. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration of any insurance policy required hereby, a certificate of insurance evidencing the existence of such policy and the certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Subparagraph 8.A. above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

         Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. Tenant shall, as Additional Rent, reimburse Landlord for the cost of any such insurance policy within ten (10) days after receipt of billing.

                  C. Property Insurance. Landlord shall, at Tenant's expense, obtain and keep in force during the Lease Term a policy of insurance covering loss or damage to the Improvements, in the amount of the full replacement value thereof with an Agreed Amount Endorsement, providing protection against those perils included within the classification of "special form" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent (including, without limitation, sums payable as Additional Rent), together with such additional coverages (such as earthquake and/or flood insurance) which Landlord may elect to maintain from time to time or which may be required from time to time by Landlord's Lender or by Tenant. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Buildings and Tenant Improvements. Tenant shall pay to Landlord, as Additional Rent, the cost of such insurance procured and maintained by Landlord on an annual basis within ten (10) days after receipt of demand therefore from Landlord. Tenant's liability for the cost of such insurance shall be prorated as of the commencement and termination of the Lease Term. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible; provided, Tenant's liability for such deductible shall not exceed Twenty Five Thousand Dollars ($25,000), except Tenant's liability for the deductible on

Landlord's earthquake insurance shall not exceed ten percent (10%) of the policy amount.

                  D. Tenant's Property Insurance. Tenant acknowledges that the insurance to be maintained Landlord on the Premises pursuant to Paragraph 8.C. above will not insure any of Tenant's Property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of Tenant's Property in the Premises, a policy of "special form" coverage insurance to the extent of at least ninety percent (90%) of insurable value of such property.

                  E. Mutual Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is insured by either party at the time of such loss or damage or required to be insured pursuant to this Lease by the party having the right of recovery against the other party for such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 8.E. shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible; provided, such party has afforded the other party at least thirty (30) days prior written notice of such fact and a period of at least thirty (30) days has elapsed after delivery of such notice without identification of alternative, reasonably equivalent insurance that can be obtained without a voiding provision based on this waiver of subrogation.

         9. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon.

         10. Repairs and Maintenance.

                  A. Landlord's Repairs. Subject to the provisions of Paragraphs 14 and 15 and the Improvement Agreement, Landlord, at its expense, shall keep and maintain the exterior walls and the structural elements of the Buildings in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall not be in default because it fails to make repairs under this Subparagraph 10.A. until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Notwithstanding the foregoing but subject to Subparagraph 8.E., Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days after receipt of billing, for the cost of maintenance and repairs of the exterior walls and structural elements of the Buildings to the extent such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its Agents, except as otherwise provided in Subparagraph 8.E. As used herein, the term "STRUCTURAL ELEMENTS OF THE BUILDINGS" shall mean and be limited to the foundations, footings, floor slab (but not flooring), roof structure (but not roofing or roof membrane), load bearing walls and structural portion of any second floor. If (a) repairs are required to be made by Landlord pursuant to this Subparagraph 10.A., (b) the failure to immediately make such repairs poses a threat of imminent danger to people or property, and (c) after Landlord's receipt of notice from Tenant for the need to make such repairs, Landlord does not immediately make such repairs, then Tenant shall be allowed to make such repairs and Landlord shall reimburse Tenant for the reasonable third party costs incurred by Tenant upon receipt of written invoices for such repairs, lien releases from the third party making such repairs and inspection of the repairs made by Tenant.

                  B. Tenant's Repairs.

                           (i) Except as expressly provided in Subparagraphs
8.E. and 10.A. above, Paragraphs 14 and 15 below and the Improvement Agreement, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the interior walls and partitions, interior surfaces of exterior walls, carpets, flooring, roofing, roof membrane, gutters, down spouts, the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment, and all areas outside the Buildings (including all landscaping, irrigation systems, paving, driveways, parking areas, sidewalks, fences, signs and exterior lighting) in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Except as expressly provided in Subparagraphs 8.E. and 10.A. above, Paragraphs 14 and 15 below and the Improvement Agreement, Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor reasonably approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the Lease Term, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports. Landlord shall assign to Tenant for the Lease Term the benefit of all warranties available to Landlord which would reduce the cost of performing the obligations of Tenant to make repairs under this Subparagraph 10.B. Landlord shall cooperate with Tenant in the enforcement of such warranties. Notwithstanding anything to the contrary in this Lease, Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement that Landlord is required to perform pursuant to any other term of this Lease or the Improvement Agreement.

                           (ii) Should Tenant fail to commence to make repairs
required of Tenant hereunder within ten (10) days after written notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by Law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as Additional Rent for the cost of such maintenance or repairs within ten (10) days of written demand by Landlord.

                           (iii) Notwithstanding anything to the contrary in
this Lease, any capital replacements to the Premises which are otherwise found to be the obligation of Tenant under this Lease, whether or not required by law, which are required by generally accepted accounting principles ("GAAP") to be capitalized ("CAPITAL REPLACEMENTS") shall be made by and paid for by the parties in accordance with the following:


                                    (a) Tenant shall promptly undertake and
diligently complete, and Tenant shall be solely responsible for the cost of, all Capital Replacements that have a cost less than Three Hundred Thousand Dollars ($300,000).

                                    (b) Upon Tenant's written notice to Landlord
for the need of any Capital Replacement which Landlord is required to make pursuant to this Subparagraph 10.B.(iii)(b), Landlord shall promptly undertake and diligently complete all Capital Replacements having a cost in excess of Three Hundred Thousand Dollars ($300,000) ("LANDLORD'S CAPITAL REPLACEMENTS"). The cost of Landlord's Capital Replacements shall be borne by the parties as follows:

                                             (1) Tenant shall reimburse Landlord
for Tenant's Share of the Cost of Landlord's Capital Replacement within ten (10) days following delivery to Tenant of reasonable documentation of the amount owing by Tenant for completed work, which payments may be demanded by Landlord of Tenant on a monthly basis as the work progresses. The "TENANT'S SHARE OF THE COST OF LANDLORD'S CAPITAL REPLACEMENT," shall be equal to the total cost reasonably incurred by Landlord to construct, permit and/or plan a Landlord's Capital Replacement (the "CAPITAL COST") times a fraction, the numerator of which is equal to the number of unexpired months in the then existing Lease Term (without any consideration of Extended Terms that have not commenced), and the denominator of which is equal to the useful life (expressed in months) of such Landlord's Capital Replacement. The remainder of such cost shall be borne by Landlord, subject to Subparagraphs 10.B.(iii)(b)(2) and 10.B.(iii)(b)(3), below.

                                             (2) If the Lease Term is extended
by Tenant as herein permitted, then as a condition to each such extension and within ten (10) days following Landlord's written demand therefor, Tenant shall make an additional reimbursement of the Capital Cost of Landlord's Capital Replacement in an amount equal to the Capital Cost times a fraction, the numerator of which is equal to the lesser of (A) the useful life (expressed in months) of such Landlord's Capital Replacement not subject to reimbursement under Subparagraph 10.B.(iii)(b)(1) above and not subject to reimbursement under this Subparagraph 10.B.(iii)(b)(2) with respect to a prior extension of the Lease Term, or (B) the number of months in the extension period, and the denominator of which is equal to the total useful life (expressed in months) of such Landlord's Capital Replacement.

                                             (3) If Landlord terminates this
Lease on account of an Event of Default by Tenant, as permitted by Section 13.B.(ii) below, then in addition to Landlord's other remedies, Tenant shall pay to Landlord upon demand so much of the Capital Cost of Landlord's Capital Replacement, which has not been theretofore reimbursed by Tenant to Landlord.

                           (iv) Landlord shall have no maintenance or repair
obligations whatsoever with respect to the Premises except as expressly provided in this Lease and the Improvement Agreement. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code; provided, Tenant shall have the right to cure Landlord's defaults pursuant to the terms and conditions of

Paragraph 38 hereof.

         11. Alterations.

                  A. Limitations. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) and without a valid building permit issued by the appropriate governmental authority; provided, however, Landlord's consent shall not be required for interior non-structural alterations which (i) cost less than Twenty Thousand Dollars ($20,000.00) per work of improvement and (ii) cost less than Seventy Five Thousand Dollars ($75,000.00) for all alterations made in any twelve (12) month period. As a condition to, and concurrently with, the giving of such consent Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alteration, improvement or addition at the time that Landlord provides its consent thereto, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of any of the Buildings, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

                  B. Tenant's Rights. All trade fixtures, movable furniture and personal property installed in the Premises at Tenant's expense (collectively, "TENANT'S PROPERTY") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto, except for Tenant's Property which cannot be removed without structural injury to the Premises. At any time during the Lease Term, Tenant may remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property or any portion thereof or interest therein, located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant's written request, Landlord shall execute documents in form reasonably acceptable to Tenant and Landlord to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises.

                  C. Alterations Required by Law. If, during the Lease Term, any alteration, addition or change of any sort to all or any portion of the Premises is required by Law, Tenant shall promptly make the same at its sole cost and expense; provided, Tenant shall only be obligated to make alterations, additions or changes required by Law to the "structural elements of the Buildings" (as defined in Subparagraph 10.A. above), if such requirement is triggered by (i) Tenant's particular use of the Premises, or (ii) Tenant's alterations, improvements or additions in, on, about or to the Premises or any part thereof; and if Landlord has performed its obligations under this Lease with respect to the structural elements of the Buildings.

         12. Acceptance of the Premises. By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry and Tenant further accepts the Tenant Improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such Tenant Improvements, except for punch list items, and any express warranties by and obligations of Landlord set forth in this Lease. Tenant acknowledges that neither the Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

         13. Default.

                  A. Events of Default. A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as "EVENT OF DEFAULT") shall occur:

                           (i) Default in the payment when due of any
installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within five (5) days after written notice of such default is given to Tenant;

                           (ii) Tenant's failure to perform any other term,
covenant or condition contained in this Lease where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant; provided, however, Tenant shall not be deemed in default if Tenant commences to cure such failure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion;

                           (iii) Tenant vacates the Premises for sixty (60)
consecutive days and upon the expiration of such sixty (60) day period, Tenant has failed to perform any term, covenant or condition contained in this Lease (under such circumstances Tenant shall have no right to cure the default and Landlord shall have no requirement to notify Tenant of the default except as required by law);

                           (iv) Tenant's assignment of its assets for the
benefit of its creditors;

                           (v) The sequestration of, attachment of, or execution
on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attach ment or levy, whichever is earlier;

                           (vi) Tenant or any guarantor of Tenant's obligations
hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or

                           (vii) Any case, proceeding or other action against
Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of sixty (60) days.

         Any notice given by Landlord in order to satisfy the requirements of this Subparagraph 13.B. shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 and all similar statutes regarding unlawful detainer proceedings.

                  B. Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                           (i) Recovery of Rent. Landlord shall be entitled to
keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 31 below) as therein provided.

                           (ii) Termination. Landlord may terminate this Lease
by giving Tenant written notice of termination in accordance with applicable law. On the giving of the notice all of Tenant's rights in the Premises shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 32, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                                    (a) maintenance and preservation of the
Premises;

                                    (b) efforts to relet the Premises;

                                    (c) appointment of a receiver in order to
protect Landlord's interest hereunder;

                                    (d) consent to any subletting of the
Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                                    (e) any other action by Landlord or
Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

                           (iii) Damages. In the event this Lease is terminated
pursuant to Subparagraph 13.B.(ii) above, or otherwise, Landlord shall be entitled to damages in the following sums:

                                    (a) the worth at the time of award of the
unpaid rent which has been earned at the time of termination; plus

                                    (b) the worth at the time of award of the
amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                    (c) the worth at the time of award of the
amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                                    (d) any other amount necessary to compensate
Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) reasonable expenses for cleaning, repairing or restoring the Premises to surrender condition; (ii) real estate broker's fees, advertising costs and other expenses of reletting the Premises which are reasonably incurred by Landlord and applicable to the period after termination of this Lease; (iii) reasonable costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions not otherwise included in Additional Rent; (iv) expenses in retaking possession of the Premises; and (v) reasonable attorneys' fees and court costs.

                                    (e) The "worth at the time of award" of the
amounts referred to in Subparagraphs (a) and (b) of this Subparagraph 13.B.(iii), is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Subparagraph 13.B.(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 13 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

                  C. Waivers. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

         14. Destruction.

                  A. Landlord's Duty to Restore. If the Improvements are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Subparagraph 14.B. or by Tenant pursuant to Subparagraph 14.C. All insurance proceeds available from the property damage insurance carried by Landlord pursuant to Subparagraph 8.C. shall be paid to and become the property of Landlord and shall be used for the restoration of the Premises, unless this Lease is terminated pursuant to Subparagraphs 14.B. or 14.C. or as otherwise required by Landlord's Lender. If this Lease is terminated pursuant to either Subparagraphs 14.B. or 14.C., then all insurance proceeds available from the insurance required to be carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then Landlord shall be entitled to all such insurance proceeds and upon receipt of such insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Buildings and Tenant Improvements constructed by Landlord as they existed as of the Commencement Date and to the extent Landlord receives insurance proceeds, any Tenant Improvements as they existed as of the Commencement Date which were paid for by Tenant, excluding any Tenant's Property or Tenant Improvements paid for by Tenant to the extent Landlord does not receive insurance proceeds for such Tenant Improvements.

                  B. Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to termi nate within thirty (30) days after the date of such damage:

                           (i) The Improvements are damaged by any peril either
(i) covered by the type of insurance Landlord is required to carry pursuant to Subparagraph 8.C. or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds fifty percent (50%) of the then actual replacement cost thereof.

                           (ii) The Improvements are damaged by any peril both
(i) not covered by the type of insurance Landlord is required to carry pursuant to Subparagraph 8.C. and (ii) not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds five percent (5%) of the then actual replacement cost of the Improvements; provided, however, that Landlord may not terminate this Lease pursuant to this Subparagraph 14.B.(ii) if Tenant agrees in writing to pay the amount by which the restoration cost exceed five percent (5%) of the replacement cost of the Improvements and deposits with Landlord or provides other reasonable assurances of payment (which assurances must be approved by Landlord's Lender) of an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this Subparagraph 14.B.(ii).

                           (iii) The Improvements are damaged by any peril
during the last twelve (12) months of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Monthly Installment of rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Subparagraph 14.B.(iii) if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within fifteen (15) days following notice of Landlord's termination of this Lease.

                           (iv) The Improvements are damaged by any peril and,
because of the Laws then in force, may not be restored at a cost less than or equal to the available insurance proceeds and any amounts Tenant is required by this Lease to pay or Tenant otherwise elects to pay, to substantially the same condition in which it was prior to such damage.

                  C. Tenant's Right to Terminate. If the Improvements are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Subparagraph 14.B., then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Tenant may be completed and the permits required for such work can be obtained. Tenant shall have the option to terminate this Lease in whole or in part as specified below in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

                           (i) If any Building is damaged by any peril and, in
the reasonable opinion of Landlord's architect or construction consultant, the restoration of such Building cannot be substantially completed within two hundred seventy (270) days after the date of the damage, then Tenant may terminate the Lease as to such damaged Building only.

                           (ii) If any Building is damaged by any peril and all
permits required for the commencement of restoration are not obtained within sixty (60) days beyond the time estimated by Landlord's architect or construction consultant, or if following receipt of such permits the restoration is not completed within sixty (60) days beyond the time estimated by Landlord's architect or construction consultant as the required restoration time (provided such time periods shall be extended by force majeure delays), then Tenant may terminate this Lease with respect only to such damaged Building for which permits are not timely obtained or which are not timely restored.

                           (iii) If any Building is damaged by any peril within
twelve (12) months of the last day of the Lease Term, and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage, then Tenant may terminate this Lease with respect only to such damaged Building.

                           (iv) If two (2) of the three (3) Buildings are
damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of all Buildings cannot be substantially completed within two hundred seventy (270) days after the date of the damage, Tenant may terminate the entire Lease.

                  D. Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Monthly Installment of rent and Additional Rent shall be temporarily abated from the date of inception of the loss until the damaged Building(s) are restored, in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's property or loss to Tenant's business caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

         15. Condemnation.

                  A. Definition of Terms. For the purposes of this Lease, the term (1) "TAKING" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "TOTAL TAKING" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (3) "PARTIAL TAKING" means a Taking which does not constitute a Total Taking; (4) "DATE OF TAKING" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "AWARD" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

                  B. Rights. The parties agree that in the event of a Taking all rights (as between them) in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein; provided, however, that Tenant shall be entitled to any award for the taking of Tenant's Property.

                  C. Total Taking. In the event of a Total Taking during the Lease Term (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent and any unapplied security deposit; (3) Tenant shall pay Landlord any unpaid rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from the Award those portions of the Award attributable to Tenant's Property and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

                  D. Partial Taking. In the event of a Partial Taking during the Lease Term (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent and any unapplied security deposit relating to the portion of the Premises taken based on a square footage basis; (3) Tenant shall pay Landlord any unpaid rent or charges due Landlord under the Lease for the portion of the Premises taken, each prorated as of the Date of Taking; (4) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Building after the Taking and the denominator of which is the number of square feet contained in the Building prior to the Taking; (5) Tenant shall receive from the Award those portions of the Award attributable to Tenant's Property and for moving expenses of Tenant; and (6) the remainder of the Award shall be paid to and be the property of Landlord.

         16. Mechanics' Lien. Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

         17. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities (upon 24 hour prior notice except in an emergency), posting a notice of non-responsibility for alterations, additions or repairs and at any time within two hundred seventy (270) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs.

         18. Compliance with Laws. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force pertaining to Tenant's use and occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability to the extent arising out of the failure of Tenant to comply with any applicable law, except to the extent such failure of Tenant to comply with any applicable law is caused by the negligence or willful misconduct of Landlord or its Agents.

         19. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "SECURITY INSTRUMENT").

                  A. Priority. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument. Landlord, as a condition to Tenant's obligations under this Lease, shall obtain a recognition and non-disturbance agreement from all existing lienholders in form reasonably acceptable to Tenant and Landlord's Lender.



                  B. Subsequent Security Instruments. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date, provided that the Lender holding such Security Agreement agrees that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as no Event of Default (as defined in Paragraph 13.A. hereof) exists on the date such person acquires the Premises. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as no Event of Default exists on the date such person acquires the Premises, unless this Lease is otherwise terminated pursuant to its terms.

                  C. Documents. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (1) the return of the Security Deposit unless the Lender receives it from Landlord, and
(2) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the mortgage or termination of the ground lease in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease as long as no Event of Default exists on the date such person acquires the Premises.

                  D. Tenant's Attornment. Subject to the recognition obligations under Subparagraphs 19.B. and 19.C. above, Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

         20. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration without the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

         21. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by facsimile (with receipt confirmed by telephone), personal delivery, mail or by prepaid next-business day courier. Personal delivery, mail and facsimile transmittal shall be effective when received or delivery is refused by the party. Any notice given by courier shall be deemed to have been given on the next business day after the time such notice was sent, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the address of Landlord is:

                           South Bay Development Company, Inc.
                           511 Division Street
                           Campbell, California 95008
                           Attn:  Mr. Scott Trobbe

                           With a copy to:

                           South Bay/San Tomas Associates
                           c/o AEW Real Estate Advisors, Inc.
                           399 Boylston Street
                           Boston, Massachusetts 02116
                           Attn:  Mr. Christopher Kazantis
                           and the address of Tenant is:

                           Auspex Systems, Inc.
                           5200 Great America Parkway
                           Santa Clara, California 95054
                           Attn:  General Counsel

After the Commencement Date, the address of Tenant will be at the Premises.

         22. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

         23. Subleasing and Assignment.

                  A. Landlord's Consent Required. Tenant's interest in this Lease is not assignable, by operation of Law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to each such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph 23.C. below. A consent to one assign ment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

                  B. Transferee Information Required. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "TRANSFER"), Tenant shall give Landlord at least twenty (20) business days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises (including a list of the type and quantities of all Hazardous Materials to be used by the transferee on the Premises), the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be reasonably requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

                  C. Landlord's Rights. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as provided in Subparagraph 23.C.(ii) below. In the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which shall be exercised by Landlord, within twenty (20) business days of Landlord receiving all of the information regarding the Transfer that is required under Subparagraph 23.B., at Landlord's sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer:

                           (i) In the event of a Transfer constituting either an
assignment of the entire Lease or a sublease of substantially all of the Premises for all or substantially all of the balance of the Lease Term, Landlord may elect to terminate this Lease effective as of the proposed effective date of the proposed Transfer and release Tenant from any further liability hereunder accruing after such termination date by giving Tenant written notice of such termination within fifteen (15) days after receipt by Landlord of Tenant's notice of intent to Transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Premises, in accordance with Paragraph 32, on or before the effective termination date; or

                           (ii) Landlord may consent to the proposed Transfer on
the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (after reimbursement to Tenant of any brokerage commissions, attorneys' fees and advertising expenses incurred by Tenant in connection with the Transfer, and any tenant improvement costs related to such Transfer that are incurred by Tenant). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer;

                           (iii) Landlord may consent to the proposed Transfer
on the condition that if such Transfer is an assignment that Landlord in its sole and absolute discretion shall determine whether such Transfer shall include the right to exercise the Options to extend the Lease Term;

                           (iv) Landlord may withhold its consent in its sole
and absolute discretion to the proposed Transfer if the Transfer is a sublease and the term of the such sublease extends beyond the then existing Lease Term (the "then existing Lease Term" shall not include any unexercised options to extend the Lease Term); or

                           (v) Landlord may reasonably withhold its consent to
the proposed Transfer.

If Landlord agrees to consent to the proposed Transfer pursuant to Subparagraphs 23.C.(ii) or 23.C.(iii), Landlord shall provide such consent on Landlord's form within ten (10) business days of Landlord electing such option and receiving the final version of the document evidencing the Transfer.

                  D. Permitted Transfers. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent and without providing to Landlord the option described in Subparagraph 23.C.(i) above, assign its interest in the Lease or sublet the Premises or a portion thereof to (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of the Tenant's assets; provided that, in each instance described above, (a) each assignee assumes the obligations of Tenant under this Lease and each sublessee agrees to abide by this Lease in a written instrument delivered to Landlord; (b) Tenant as transferor remains liable as a primary obligor for the obligations of the tenant under this Lease; and (c) the financial strength of the transferee tenant is no less than Tenant's financial strength as of the Commencement Date or the date of such Transfer, whichever is greater. Additionally, Tenant may, without Landlord's prior written consent, sublease one (1) of the Buildings prior to taking occupancy thereof, provided that (x) the sublessee agrees to abide by the obligations of Tenant under this Lease in a written instrument delivered to Landlord; (y) Tenant as transferor remains liable as a primary obligor for the obligations of the tenant under this Lease; and (z) the term of the sublease does not exceed thirty-six (36) months from the Commencement Date.

         24. Successors. The covenants and agreements contained in this Lease shall be binding on and inure to the benefit of the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

         25. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been previously furnished to Tenant in writing by Landlord. Such beneficiary or mortgagee shall have the right to cure Landlord's default and so long as such beneficiary or mortgagee is making reasonable efforts to cure Landlord's default, including, but not limited to, obtaining possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure, Tenant shall not have the right to terminate this Lease.

         26. Estoppel Certificate. Tenant and Landlord agree within ten (10) days following request by the other party to (A) execute and deliver to other party any documents, including estoppel certificates presented to a party by the other party, (1) certifying that this Lease is unmodified, or if modified, indicating the modifications, and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of other party hereunder, or specifying the defaults, if any, and (3) evidencing the status of the Lease as may be reasonably required either by a lender making a loan to Landlord or to Tenant to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord, and (B) Tenant agrees to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate within ten (10) days following a request by Landlord shall be an Event of Default under this Lease. Landlord's failure to deliver an estoppel certificate within ten
(10) days following a request by Tenant shall be an event of default under this Lease.

         27. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

         28. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Any waiver shall be in writing and signed by both Landlord and Tenant.

         29. General.

                  A. Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

                  B. Definition of Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of such transfer or conveyance which are assumed in writing by the transferee; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only with respect to the obligations of Landlord arising during its respective period of ownership.

                  C. Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Lease.

                  D. Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                  E. Quiet Enjoyment. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

                  F. Law. As used in this Lease, the term "LAW" or "LAWS" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

                  G. Agent. As used in this Lease, the term "AGENT" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

                  H. Lender. As used in this Lease, the term "LENDER" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Premises.

                  I. Force Majeure. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, or any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

         30. Sign. Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of any of the Buildings without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant, upon written notice by

Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the Parcel or the exterior of any of the Buildings without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or any of the Buildings and shall repair any damage caused by the installation or removal of such sign.

         31. Interest on Past Due Obligations. Any Monthly Installment of rent due from Tenant, or any other sum due under this Lease from Tenant, which is received by Landlord after the date ten (10) days following the date written notice is given by Landlord to Tenant that such sum has not been paid when due, shall bear interest from said due date until paid, at an annual rate equal to the lower of (the "PERMITTED RATE"): (1) twelve percent (12%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees reasonably incurred by Landlord in collection of such amounts.

         32. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, except for (A) ordinary wear and tear; (B) acts of God; (C) condemnation; (D) Hazardous Materials which Tenant is not responsible for pursuant to this Lease; and (E) all alterations, improvements or additions which Tenant is not required to remove pursuant to this Lease. Tenant shall surrender the Premises with all originally painted interior walls washed, and other interior walls cleaned, and repaired or replaced, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm as required by Paragraph 10.B. hereof, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's Property from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's Property, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

         33. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

         34. CC&Rs. This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part as described in the Preliminary Title Report dated October 2, 1996, prepared by Santa Clara Land Title Company, Order No. 00121233, a copy of which is attached hereto as Exhibit "G" (the "TITLE REPORT"). Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now or hereafter affecting the Premises as described on Exhibit "H" with reference to the Title Report ("CC&RS"), except as may be otherwise provided in Exhibit "H". Landlord represents and warrants that to its actual knowledge no violation of the CC&Rs exists as of the date of this Lease. During the Lease Term, Landlord shall promptly notify Tenant of any modification to the CC&Rs.

         35. Brokers. The parties represent and warrant to each other that they have not dealt with any broker respecting this transaction other than Cooper/Brady Corporate Real Estate Services (the "BROKER") and hereby agree to indemnify and hold each other harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker claiming through the other party or with which/whom the other party has dealt. Landlord shall pay commission owing to the Broker pursuant to a separate agreement between Landlord and the Broker.

         36. Limitation on Landlord's Liability36. Limitation on Landlord's Liability. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

                  A. Tenant's sole and exclusive remedy and recourse against Landlord shall be as against Landlord's interest in the Premises and this Lease;

                  B. No partner of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership) for the breach of any obligation of Landlord or the act or omission of Landlord or its Agents;

                  C. No service of process shall be made against any partner of Landlord with respect to any claim arising under or out of this Lease (except as may be necessary to secure jurisdiction of the partnership);

                  D. No partner of Landlord shall be required to answer or otherwise plead to any service of process with respect to any claim arising under or out of this Lease (except as may be necessary to secure jurisdiction of the partnership);

                  E. No judgment will be taken against any partner of Landlord for the breach of any obligation of Landlord or the act or omission of Landlord or its Agents;

                  F. Any such judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

                  G. No writ of execution will ever be levied against the assets of any partner of Landlord for a judgment based on any breach of a Landlord's obligations under this Lease or any act or omission of Landlord; and

                  H. The covenants and agreements of Tenant set forth in this Paragraph 36 shall be enforceable by Landlord and any partner of Landlord.

         37. Hazardous Material.

                  A. Definitions. As used herein, the term "HAZARDOUS MATERIAL" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

                  B. Landlord's Obligation. Except for the Existing Environmental Condition (as defined in Subparagraph 37.L. hereof), Landlord has no actual knowledge, without any duty to make investigation, of any Hazardous Materials present in the soil or groundwater of the Parcel. Landlord, at its sole cost, shall comply with all Laws which impose liability or responsibility upon either Landlord or Tenant to investigate, remediate or otherwise take any action with respect to the Existing Environmental Condition; provided, however, that this covenant shall not require Landlord to perform any obligation Tenant has under this Paragraph 37. Subject to Subparagraph 8.E., Landlord shall indemnify, defend, protect and hold Tenant harmless from and against all liabilities, claims, penalties, fines, response costs and other expenses (including reasonable attorneys' fees) which result from Landlord's failure to timely perform the obligation stated in the immediate preceding sentence.

                  C. Permitted Use. Subject to the compliance by Tenant with the provisions of Subparagraphs D, E, F, G, I, J and K below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Exhibit "E" attached hereto, in the quantities set forth in Exhibit "E" and such other Hazardous Materials approved by Landlord in writing.

                  D. Hazardous Materials Management Plan.

                           (i) Prior to Tenant or its subtenant using, handling,
transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Exhibit "E" other than customary quantities of janitorial and office supplies), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease; provided that a failure to review and approve within a reasonable time shall not be deemed a disapproval. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

                           (ii) Tenant shall pay to Landlord when Tenant submits
an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid to Landlord its reasonable estimate of all such costs and expenses to Landlord, and Tenant shall pay all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

                  E. Use Restriction. Except as specifically allowed in Subparagraph C above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises (other than an Existing Environmental Condition) caused or permitted by Tenant or its Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material to the extent feasible and in all events, to a condition which complies with applicable Environmental Law. In the event there is a release, discharge or disposal of or contamination of the Premises by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises (other than an Existing Environmental Condition), Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant or its Agents.

                  F. Tenant Indemnity. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by
(i) any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property or (ii) any disposal or release of any Hazardous Material on the surface of the Premises occurring after the Commencement Date and prior to the termination of this Lease that is not the result of the negligent acts or wilful misconduct of Landlord or its Agents; provided that in no event shall the foregoing create any liability in Tenant for an Existing Environmental Condition. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any such Hazardous Material in, over, on, under, through, or about the Premises.

                  G. Compliance. Tenant shall immediately notify Landlord, and Landlord shall notify Tenant, of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning contamination of the Premises caused by any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent which consent shall not be unreasonably withheld or delayed. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

                  H. Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material (other than reasonable quantities of office supplies, warehouse supplies and janitorial supplies that may contain Hazardous Materials) in a manner which represents a risk to the health and safety of persons on or about the Premises, and in Landlord's opinion, that risk is a material risk; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material resulting from the negligence or affirmative actions of the proposed assignee or subtenant within the last five (5) years; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material resulting from the negligence or affirmative actions of the proposed assignee or subtenant within the last five (5) years.

                  I. Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages to the extent resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material that Tenant or its Agents introduced in, on, over, under, through or around the Premises.

                  J. Right to Appoint Consultant. If Tenant or its Agents have used Hazardous Materials (other than customary quantities of janitorial or office supplies), Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an inappropriate or unlawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant or take other steps approved by Landlord required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

                  K. Holding Over. If during the Lease Term, Tenant or any of its Agents is required to take any action of any kind required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents and other than an Existing Environmental Condition) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

                  L. Existing Environmental Reports. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in Exhibit "F" attached hereto and made a part hereof (the "EXISTING ENVIRONMENTAL REPORTS"). The Hazardous Materials currently present in, on or under the Premises or the soil, groundwater, surface water or air thereof, or in, on, or under any property in the vicinity of the Premises, or the soil, groundwater, surface water or air thereof, as described in the Existing Environmental Reports are referred to herein as the "EXISTING ENVIRONMENTAL CONDITION". Tenant shall keep the Existing Environmental Reports and all information contained therein confidential, except Tenant shall be allowed to disclose such information to Tenant's consultants and attorneys provided such parties agree to keep the information confidential.

                  M. Provisions Survive Termination. The provisions of this Paragraph 37 shall survive the expiration or termination of this Lease.

                  N. Controlling Provisions. The provisions of this Paragraph 37 are intended to govern the rights and liabilities of the Landlord and Tenant under this Lease respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 37 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 37.

         38. Landlord's Default.

                  A. If Tenant believes Landlord has failed to perform or provide any service or pay any sum which Tenant in good faith believes Landlord is obligated to provide, perform or pay under this Lease, Tenant shall provide Landlord with written notice thereof. If Landlord does not perform or provide the required service or make such required payment within thirty (30) days after receipt of Tenant's notice (or if such failure cannot be cured within such thirty (30) day period, if Landlord does not promptly commence to provide or cure the same and diligently pursue the same to completion), Tenant shall have the right to provide, perform or pay the same. If Tenant, after such notice, provides and performs such service or makes such payment and sends to Landlord a written statement reflecting the reasonable costs for providing the same or the amount paid and Landlord fails to pay the same within twenty (20) days after receipt of such notice, Tenant shall have the right to seek and obtain damages from Landlord.

                  B. In the event of any default by Landlord, Tenant's exclusive remedies shall be an action for specific performance or an action for damages. Tenant hereby waives the benefit of any laws granting it the right to terminate this Lease or withhold rent on account of any Landlord default. Tenant waives the provisions of Sections 1932(l), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this

Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

         39. Condition to Effectiveness. The effectiveness of this Lease is conditioned upon Landlord obtaining architectural approval by April 1, 1997 from the City of Santa Clara for the construction of the ninety eight thousand four hundred thirty (98,430) square foot building described in the Lease Agreement between Landlord and Tenant dated concurrently with this Lease. This condition is for the benefit of Tenant and Tenant may waive this condition by written notice to Landlord on or before April 1, 1997. If on or before April 1, 1997 this condition is neither fulfilled nor waived by Tenant, then this Lease shall automatically terminate, Landlord shall return the Security Deposit to Tenant and the parties shall have no further rights or obligations hereunder. If this condition is fulfilled or waived by Tenant on or before April 1, 1997, then this Lease shall continue in full force and effect. Landlord shall use good faith and all reasonable efforts to obtain the architectural approval by April 1, 1997.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

LANDLORD                                     TENANT

South Bay/San Tomas Associates,              Auspex Systems, Inc.,
a California general partnership             a Delaware corporation

By: CIIF Associates II Limited
    partnership, a Delaware limited          By:
    partnership, its general partner            --------------------------------
                                             Its:
    By: AEW Advisors, Inc.,                      -------------------------------
        a Massachusetts corporation,
        its managing general partner


        By:
           -------------------------
        Its:
            ------------------------



                                      38-b

                                   EXHIBIT "A"

                           Legal Description of Parcel

                                   EXHIBIT "B"

                                    Site Plan

                                   EXHIBIT "C"

                              Improvement Agreement

         THIS IMPROVEMENT AGREEMENT by and between SOUTH BAY/SAN TOMAS ASSOCIATES ("Landlord") and AUSPEX SYSTEMS, INC. ("Tenant"), dated January , 1997, is made part of that Lease (the "Lease"), between Landlord and Tenant, dated concurrently herewith. Landlord and Tenant agree that the following terms are part of the lease:

         1. Definitions: Except as defined below, capitalized terms in this Improvement Agreement shall have the meanings given those terms in the Lease.

                  (a) Architect shall collectively mean all architects, structural engineers, mechanical engineers, and other design professionals retained by Landlord and needed to design the Tenant Improvements.

                  (b) Applicable Laws and Restrictions shall mean all laws (including without limitation the Americans With Disabilities Act), building codes, ordinances, regulations, title covenants, conditions and restrictions.

                  (c) Approved Plans shall mean the Final Tenant Improvement Plans, as the same may be modified by a Change Order issued in accordance with this Improvement Agreement.

                  (d) Building shall mean each Building Shell and the Tenant Improvements therein.

                  (e) Buildings shall mean all of the Building Shells and all of the Tenant Improvements.

                  (f) Building Shell shall mean each (concrete or two story tilt-up R&D building), having the general specifications described on attached
Exhibit 1, which shall be constructed by Landlord for Tenant generally in the location and configuration shown on Exhibit B to the Lease.

                  (g) Construction Documents shall mean the Final Tenant Improvement Plans, and any and all bid packages, contracts with Contractors and agreement with the Architect.

                  (h) Contractor(s) shall mean South Bay Construction and Development Company and all other contractors, design-build contractors, subcontractors, and material supplies who provide labor and material for construction of the Tenant Improvements. To the extent required by Applicable Laws and Restrictions, each Contractor shall be duly licensed by the State of California.

                  (i) Construction Schedule shall mean the schedule for the commencement, prosecution and Substantial Completion of the Tenant Improvements, which shall be in substantially the form of attached Exhibit 2, and which shall be approved by the parties pursuant to this Improvement Agreement and, when agreed upon attached hereto in replacement of Exhibit 2 and incorporated herein by this reference.

                  (j) Final Tenant Improvement Plans shall mean those plans, specifications and working drawings for the Tenant Improvements, which shall be prepared, approved and identified in Exhibit 3 when approved in writing by Landlord and Tenant, and thereafter incorporated herein by this reference.

                  (k) Force Majeure shall mean any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, or any obligation hereunder except the obligation of Tenant to pay any sums due hereunder.

                  (l) Landlord's Representative shall mean Scott Trobbe, whose telephone number is (408) 379-0400, whose facsimile number is (408) 379-3229, and whose address for delivered notice is South Bay Development Company, Inc., 511 Division Street, Campbell, California 95008, or such other person as Landlord shall designate in writing to Tenant as its authorized representative for the proposes of administering this Improvement Agreement. Landlord's Representative may change its numbers and address by deliver of three (3) business days notice to Tenant's Representative.

                  (m) Planning Schedule shall mean the schedule for the preparation, approval and permitting of the Approved Plans for the Tenant Improvements attached hereto as Exhibit 4, and incorporated herein by this reference.

                  (n) Permits shall mean all of the permits, inspections, approvals and consents of governmental authorities.

                  (o) Substantial Completion shall mean that (i) the Tenant Improvements have been completed in accordance with the provisions of this Improvement Agreement and the Final Tenant Improvement Plans therefor (except for minor punchlist items which do not substantially interfere with Tenant's use of the Premises), (ii) all utilities are connected and available for Tenant's use, and (iii) all necessary governmental approvals for occupancy of the Buildings have been obtained (including, if applicable, a certificate of occupancy); provided, however that, to the extent that Substantial Completion of the Buildings is delayed because of a Tenant Delay, the Substantial Completion Date shall be deemed to be the date the Buildings would have otherwise been Substantially Completed, absent the Tenant Delay.

                  (p) Tenant Delay shall mean any delay in the Substantial Completion of the Tenant Improvements as a consequence of (i) Tenant's failure to promptly review and approve or properly disapprove plans for the Tenant Improvements in accordance with this Improvement Agreement and within the time permitted by the Planning Schedule; (ii) Tenant's request for special materials, finishes, or installations which are not readily available, provided the length of Tenant Delay due to such unavailability shall not exceed the amount of delay approved by Tenant when such materials, components, finish, or improvements were requested by Tenant; (iii) Change Orders requested by Tenant and approved by Landlord, provided that the amount of Tenant Delay as a consequence of any Change Order may not exceed the amount of delay specified in the Change Order;
(iv) Tenant's failure to complete any of its own improvement work identified in the Construction Schedule as being necessary for the Substantial Completion of the Tenant Improvements by the date specified in the Construction Schedule for completion of such work; (v) interference with Landlord's work caused by Tenant or Tenant's contractors or subcontractors.

                  (q) Tenant Improvements shall mean those improvements that Landlord is obligated to construct in the Premises pursuant to Final Tenant Improvement Plans.

                  (r) TI Allowance shall mean an amount equal to Four Million Two Hundred Eighty Four Thousand Five Hundred Fifty Dollars ($4,284,550), which allowance is already reflected in the Monthly Installment amount set forth in Subparagraph 4.B. of the Lease.

                  (s) TI Costs shall mean all sums (i) paid to Contractors for labor and materials furnished in connection with construction of the Tenant Improvements; (ii) all costs, expenses, payments, fees, and charges whatsoever paid or incurred by Landlord to or at the direction of any city, county, or other governmental authority or agency which are required to be paid by Landlord in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the construction of the Tenant Improvements and the use and occupancy of the Premises, including without limitation all in lieu fees and utility fees; (iii) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements; and (iv) premiums, if any, for course of construction insurance and for payment and completion bonds relating only to construction of the Tenant Improvements. In no event shall TI Costs include any of the following, all of which shall be the sole obligation of Landlord: (a) any cost attributable to the Building Shell, including without limitation the cost to design, permit, or construct the Building Shell improvements described on Exhibit 1 to this Exhibit "C", (b) charges and expenses for changes to the Construction Documents which have not been approved in writing by Tenant, except for those changes to the Construction Documents required by governmental authority, (c) wages, labor and overhead for overtime and premium time, unless approved in writing by Tenant; (d) additional costs and expenses incurred by Landlord on account of any Contractors' or Architects' default or construction defects in the Improvements; (e) interest and fees for construction financing; (f) labor and overhead costs for Landlord's employees and office; and (g) bond premiums.

                  (t) TI Cost Estimate shall mean the total estimated cost of constructing the

Tenant Improvements prepared and approved by Landlord and Tenant in accordance with this Improvement Agreement, as modified by change orders issued in accordance with this Improvement Agreement.

         2. Designation of Representative. Landlord and Tenant hereby respectively appoint Landlord's Representative and Tenant's Representative as its sole representative for the purposes of this Improvement Agreement. Until replaced by written notice, Landlord's Representative and Tenant's Representative shall have the full authority and responsibility to act on behalf of Landlord and Tenant, respectively, as required in this Improvement Agreement.

         3. Preparation and Approval of Plans.

                  (a) Retention of Architect(s). Tenant shall retain the Architect(s) to prepare the plans and specifications for the Tenant Improvements, subject to Landlord's reasonable approval.

                  (b) Tenant Improvement Plans.

                           (i) To facilitate timely commencement and Substantial
Completion of the Tenant Improvements, within the time specified in the Planning Schedule, Tenant shall prepare and submit to Landlord for Landlord's approval the Tenant's design requirements for the Tenant Improvements. At such time as Landlord has approved the Tenant's design requirements and within the time provided in the Planning Schedule, Landlord shall cause the Architect to proceed with the preparation of preliminary plans and specifications, and a preliminary cost estimate for the Tenant Improvements and shall notify Tenant of any revisions that may need to be made to the previously approved construction schedule. Tenant shall review and approve or disapprove of such items and any changes in the Construction Schedule within the time permitted by the Planning Schedule. If Tenant does not approve any preliminary plan or specification, the preliminary cost estimate, or a construction schedule change, Tenant and Landlord shall work with the Architect and negotiate in good faith to reach agreement on all such items within the time permitted by the Planning Schedule.

                           (ii) When the preliminary space plans, elevations,
preliminary cost estimate and any Construction Schedule changes have been approved by Tenant, Landlord shall cause the Architect to prepare and deliver to Tenant by the date specified in the Planning Schedule (i) proposed final plans, specifications and working drawings for the Tenant Improvements, (ii) a proposed final TI Cost Estimate, and (iii) a proposed final Construction Schedule for the Improvements substantially in the form of attached Exhibit 2, all of which shall be consistent with, and logical evolutions of the preliminary plans and elevations approved by Tenant pursuant to the foregoing, the terms of this Improvement Agreement and the Construction Schedule and the changes thereto previously approved by the parties. Tenant shall review and approve the proposed final plans, specifications, and working drawings for the Tenant Improvements, the proposed TI Cost Estimate, or the proposed final Construction Schedule within the time permitted by the Planning Schedule. If Tenant reasonably disapproves of the plans, specifications or working drawings for the Tenant Improvements (which disapproval can only be based upon whether such plans, specification or working drawings are consistent with the preliminary plans), the proposed TI Cost Estimate, and/or the proposed final Construction Schedule, then Landlord and Tenant shall negotiate in good faith, using all reasonable efforts to reach agreement on such items within the time specified in the Planning Schedule; provided, however, that Landlord shall not unreasonably withhold its approval of such change requested by Tenant to the Tenant Improvements which does not materially delay the Scheduled Completion Date for the Tenant Improvements nor materially increase the cost that will be incurred by Landlord in constructing the Tenant Improvements. If Tenant believes that the cost estimate is incorrect, it may require that all or any portion of the work be submitted for competitive bids, in which case the amount for the rebid work included in the TI Cost Estimate shall not exceed the lowest responsible bid(s) from responsible Contractor(s) and Supplier(s) for such work. The plans, specifications, and working drawings for the Tenant Improvements, the final TI Cost Estimate, and the Construction Schedule approved by Tenant and Landlord pursuant to this Section, shall be the "Final Tenant Improvement Plans," "TI Cost Estimate" and "Construction Schedule" for the purposes of this Improvement Agreement.

                  (c) Disapprovals and Failures to Respond. Any disapproval by Tenant of a preliminary plan, space plan, elevation final plan, specification, cost estimate, or construction schedule item submitted for its approval shall be communicated only by a writing, which is delivered to Landlord within the time permitted by the Planning Schedule and which specifies the disapproved item(s), the reason(s) for the disapproval, and the changes required to make the item acceptable to Tenant. If Tenant's disapproval of any item requiring its approval under this Construction Agreement is not delivered in accordance with the procedures and time limits specified in this Improvement Agreement, then Tenant shall be deemed to have given its approval to such item.

                  (d) Changes to Plans, Cost Estimate and Construction Schedule. When the Final Tenant Improvement Plans, the TI Cost Estimate and Construction Schedule have been approved by Landlord and Tenant as provided above, the description of said plans and the Construction Schedule shall be initialed by the parties and attached to this Agreement as Exhibits 2 and 3, respectively. Once the Final Tenant Improvement Plans, the TI Cost Estimate, and the Construction Schedule (including, without limitation, the Scheduled Completion Date specified therein) are approved by Landlord and Tenant as provided above, neither party shall thereafter have the right to order extra work or change orders, nor will the Construction Schedule or the TI Cost Estimate be modified, except by a written "Change Order" approved by Landlord and Tenant, which approval shall not be unreasonably withheld, except as expressly stated to the contrary below. The Change Order shall clearly describe (i) the change, (ii) the party required to perform the change, (iii) any modification of the Approved Plans, (iv) the amount of delay or the time saved resulting therefrom and any revision of the Construction Schedule and Scheduled Completion Date occasioned by the change, (v) any added or reduced TI Cost resulting from the Change, (vi) any other cost, and the manner of payment of such costs which Tenant may be required to pay with respect to a Change requested by Tenant, or Landlord may be required to reimburse to Tenant as a consequence of a change requested by Landlord.

                  (e) Application for Permits. As soon as the Final Tenant Improvement Plans are approved by Landlord and Tenant, Landlord shall submit said plans to all appropriate governmental agencies and private parties from whom Permits are required for the construction and use of the Tenant Improvements. Landlord shall notify Tenant of any changes required by any governmental agencies, and Tenant shall have seven (7) days thereafter to indicate its approval thereof. All such changes required by governmental agencies shall be deemed acceptable to Tenant unless Tenant's use of the Premises is materially impaired thereby. The final plans, specifications and working drawings as approved, and all change orders specifically permitted pursuant to Subparagraph (c) below, shall be referred to herein as the "Approved Plans."

         4. Construction.

                  (a) General Contractor. South Bay Development and Construction Company shall serve as the general Contractor. Contractor's fee as general Contractor for the Tenant Improvements shall be calculated as follows and shall be included in the TI Cost Estimate: five percent (5%) of the TI Costs not including such Contractor's fee.

                  (b) Subcontracts and Materials. Prior to issuance of any subcontract relating to Tenant Improvements, Landlord shall submit for Tenant's approval (which approval shall not be unreasonably withheld) a list of the Contractors and Suppliers for the Tenant Improvement work. At Tenant's request, all labor and materials for the Tenant Improvements shall be competitively bid by at least two (2) Contractors or Suppliers. Landlord may also bid on such work. If Tenant so desires, Tenant may also select a Contractor or Supplier, reasonably acceptable to Landlord, to bid the work. All bids shall be opened simultaneously. Landlord shall have the right to select the Contractor or Supplier to perform the work. Notwithstanding Tenant's right to approve the Contractors and Suppliers, the Contractors and Suppliers are a contractor only for Landlord, and Tenant shall have no liability to any Contractor or Supplier under any Construction Document or otherwise with respect to the Tenant Improvements; provided, Tenant shall be required to reimburse Landlord for its portion of the TI Costs pursuant to this Improvement Agreement.

                  (c) Commencement and Completion of Improvements. As soon as
(i) the Approved Plans have been developed as provided above, and (ii) all necessary Permits for commencement of construction of the Tenant Improvements have been obtained, Landlord shall cause its Contractor(s) to commence and to thereafter diligently prosecute to completion the construction of the Tenant Improvements in accordance with the Approved Plans by the Scheduled Completion Dates therefor contained in the Construction Schedule; provided, however, Landlord shall not be liable for delay in the Substantial Completion Date for any Building to the extent reasonably attributable to a Force Majeure Delay, except as specifically provided in this Lease.

                  (d) Standard of Construction. Landlord shall cause all work to be constructed in a good and workmanlike manner, free from material design and workmanship defects in accordance with the Approved Plans, the other Construction Documents, the Permits, and Applicable Law and Restrictions. Notwithstanding anything to the contrary in the Lease or this Improvement Agreement, Tenant's acceptance of the Landlord's Work shall not waive the foregoing warranty and Landlord shall promptly remedy all violations of the warranty at its sole cost and expense which occur during the first twelve (12) months of the Lease Term. Such warranty shall expire and be of no further force or effect on the date which is twelve
(12) months after the Commencement Date. Tenant shall promptly notify Landlord in writing during the warranty period of any defect in construction or in the operation of equipment discovered during such period, and promptly thereafter Landlord shall commence the cure of such defect and complete such cure with diligence at Landlord's sole cost. After said twelve (12) month period, Tenant shall conclusively be deemed to have approved the construction of the Tenant Improvements and accepted them "as is", subject only to defects claimed as provided above. With respect to defects discovered after the expiration of said one (1) year period, the parties hereto acknowledge that it is their intention that Tenant have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting such construction defects and in discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant following the expiration of such twelve (12) month period, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Tenant Improvements. Landlord shall assign such warranties to Tenant upon request in order that Tenant may enforce the same.

                  (e) Tenant Fixturing. Landlord shall use all reasonable efforts to complete construction of Tenant Improvements of each Building to a point permitting Tenant's entry for installation of its fixtures and equipment on or before the date specified in the Construction Schedule. When the construction of each Building has proceeded to the point where Tenant's installation of its fixtures and equipment in the Building can be commenced in accordance with good construction practice, the Landlord shall notify Tenant to that effect and shall permit Tenant and its authorized representatives and contractors to have access to the Building for a period of not less than thirty
(30) days for the purpose of installing Tenant's trade fixtures, equipment and other Tenant's Property in the Building. Landlord and Tenant shall cooperate in good faith to schedule and coordinate Tenant's fixturing with the Landlord's construction in a manner which will assure Substantial Completion of the Improvements by the Scheduled Completion Dates, will reduce each party's cost, and ensure labor harmony. While performing fixturing, Tenant shall comply, and shall cause its employees, contractors and suppliers to comply, with the reasonable work rules observed by Landlord's Contractors and Suppliers.

                  (f) Inspection & Punchlist. Tenant's Representative and Tenant's architect, designers and consultants shall have the right to enter on the Premises at all reasonable times and upon notice to Landlord's Representative for the purpose of inspecting the progress of the work. Tenant's Representative, Landlord's Representative and the Architect(s), and such advisers as they shall desire, shall inspect each Building upon its Substantial Completion using their best efforts to discover all uncompleted or defective construction. After such inspection has been completed, a list of "punchlist" items shall be prepared by Landlord which the parties agree are to be corrected by Landlord. Landlord shall use its best efforts to complete and/or repair such "punchlist" items within thirty (30) days. Tenant's taking possession of the Premises shall be deemed to be an acceptance by Tenant of the Premises as complete and in accordance with the terms of this Lease, subject to completion of the punchlist items within said period.

         5. Payment of Construction Costs. Landlord and Tenant shall each bear their own cost for performance of their respective obligations under this Improvement Agreement, except that Tenant shall reimburse Landlord for the amount, if any, by which the TI Cost exceeds the TI Allowance in the following manner: Landlord shall submit receipted bills and/or lien releases evidencing Landlord's payment of TI Costs in such amounts and at such times as bills are submitted to Landlord for the TI Costs by Contractors and Suppliers for Tenant Improvement work in place prior to the date of the bill (a "TI Progress Cost"). On or before the twenty-fifth (25th) day following receipt of the request, Tenant shall pay to Landlord a sum equal to (i) the TI Progress Cost times a fraction, the numerator of which shall be equal to the TI Cost Estimate minus the TI Allowance and the denominator of which shall be equal to the TI Cost Estimate, minus (ii) the sums previously reimbursed by Tenant to Landlord; provided, however that in no event shall Tenant be required to reimburse Landlord (1) for more than 90% of the difference between the TI Cost Estimate and the TI Allowance prior to the Substantial Completion Date, (2) so long as Landlord has failed to use the reimbursements previously paid by Tenant to discharge the obligation of the Landlord to the Contractors and Suppliers, or
(3) so long as Landlord is in default of its obligations under this Improvement Agreement in any material respect.

         6. Delay In Completion Caused By Tenant. The parties hereto acknowledge that the date on which Tenant's obligation to pay the Monthly Installment would otherwise commence could be delayed because of Tenant Delays. It is the intent of the parties hereto that Tenant's obligation to pay the Monthly Installments of rent not be delayed by any of such causes or by any other act of Tenant, and in the event it is so delayed, then Tenant's obligation to pay the Monthly Installments shall commence as of the date it would otherwise have commenced absent said Tenant Delay. Tenant Delays in excess of thirty (30) days for any of the above-mentioned reasons may affect Landlord's financing of construction of the Premises, and Tenant agrees to pay any reasonable additional financing costs, including loan fees, incurred by Landlord as a result thereof.

         7. Notices. The notices to be delivered to the parties pursuant to this Improvement Agreement shall be given by personal delivery or by facsimile (with receipt confirmed) to the Tenant's Representative and the Landlord's Representative at the following address and facsimile number.

         Tenant's Representative: [FOLLOWING EXECUTION OF THIS LEASE, TENANT SHALL PROMPTLY PROVIDE LANDLORD WITH THE NAME, ADDRESS AND FACSIMILE NUMBER FOR TENANT'S REPRESENTATIVE.]

         Address:
                 ---------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Facsimile:
                   -------------------------------------------------------------

         Landlord's Representative:

         Address:    South Bay Development Company, Inc.
                     511 Division Street
                     Campbell, California 95008
                     Attn:  Mr. Scott Trobbe

         Facsimile:  (408) 379-3229

         8. Miscellaneous. Except as otherwise expressly provided in this Improvement Agreement, whenever either party's consent, approval, designation, or advice is required by the other party, such consent, approval, designation, or advice shall not be unreasonably withheld or delayed. This Improvement Agreement and the Lease contain the entire agreement between the parties with respect to the construction of the Tenant Improvements and, in the event of any conflict between the terms of this Improvement Agreement and the Lease, this Improvement Agreement shall prevail. This Improvement Agreement may be amended and the provisions hereof may be waived only by a writing signed by Landlord and Tenant and the provisions hereof shall be binding upon the successors and assigns of the parties to the Lease. If any legal action, arbitration or other proceeding is commenced to interpret or enforce this Improvement Agreement, the prevailing party in such action, arbitration or proceeding shall be entitled to recover its reasonable attorneys' fees and costs.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

LANDLORD                                     TENANT

South Bay/San Tomas Associates,              Auspex Systems, Inc.,
a California general partnership             a Delaware corporation

By: CIIF Associates II Limited
    partnership, a Delaware limited          By:
    partnership, its general partner             ------------------------------
                                             Its:
    By: AEW Advisors, Inc.,                      ------------------------------
        a Massachusetts corporation,
        its managing general partner


        By:
           ---------------------------
        Its:
            --------------------------

                             EXHIBIT 1 TO EXHIBIT C

                          DEFINITION OF BUILDING SHELLS

The components and systems below shall be included in the design of the new buildings. All code requirements should be considered minimum beginning requirements and not the highest level of design. Landlord's cost shall include all "hard and soft" costs related to the construction of the site and shell, including architectural and engineering services, permits, utility fees for connections and meters, etc.

1.       BUILDINGS STRUCTURE

         (a) All foundations to include footings, piers, caissons, pilings, grade beams, foundation walls or other building foundation components required to support the entire building structure.

         (b)      Columns shall be steel box or pipe columns.

         (c) All columns, beams, joists, purlins, headers, or other framing members to support the roof and roofing membrane.

         (d) Five inch (5") thick concrete slab on grade with welded wire mesh and any other reinforcing or structural connections that may be necessary or required.

         (e) Exterior walls that enclose the perimeter of the building with steel reinforcing and structural connections that may be necessary or required.

         (f) All exterior glass and glazing with anodized aluminum frames. Glass to be tinted as appropriate to the aesthetic design of the building. All exterior doors, door closer and locking devices necessary for proper functioning.

         (g)      Wood panel roof system to support roofing membrane.

         (h) Three (3) ply built up roofing with cap sheet and all flashings by Owens-Corning, John Manville, or equal.

         (i) Exterior painting of all concrete with Tex-Coat or Kel-Tex textural paint. All caulking of exterior concrete joints in preparation for painting.

         (j) The multi-story buildings are to be designed for a minimum of one elevator per building, the elevator shafts to be a part of Landlord's shell costs.

         (k) The foundation and structural framing should be designed to support a minimum live load of 100 psf in all areas.

         (l) The floor-to-floor height of the buildings shall allow a minimum of 10'- 0" interior drop ceiling height.

2.       PLUMBING

         (a) Underground sanitary sewer laterals connected to the city sewer main in the street and piped into each building and under the concrete slab on grade for the length of the buildings. Main waste lines under the slabs will be in as close proximity as possible to the building rest room locations.

         (b) Domestic water mains connected to the city water main in the street and stubbed to the buildings. Water mains to each building shall not be less than 2.5" in size.

         (c) Roof drain leaders piped and connected to the site storm drainage systems.

         (d) Gas lines connected to the city public utility mains and gas meters adjacent to, and in close proximity to each building. Meters supplied by utility company.

3.       ELECTRICAL

         (a) All primary electrical service to each building that is complete including underground conduit and wire feeders from transformer pads into the building's main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 Volt. 3 Phase and the rated capacity of the transformers shall be 2,000 amps for each building. All electrical panels and breakers will have isolated grounds and surge protectors.

         (b) Underground pull section, meter, and panel(s), for site lighting and landscaping.

         (c) Underground conduit from the street to the building for telephone trunk line service by Pacific Telephone. Conduit to each building shall not be less than 4".

         (d) An electrically operated landscape irrigation controller that is a complete and functioning system.

         (e) Underground conduit from the building to the main fire protection system, shut off valve (PIV) for installation of security alarm wiring.

         (f) All parking lot and landscaping lighting to include fixtures, underground conduit, wire, distribution panel and controller. All exterior lighting shall be a complete and functioning system.

4.       FIRE PROTECTION (SPRINKLERS)

         (a) A complete and fully functional overhead system distributed throughout the building. The systems shall be classified ordinary hazard group II and be distributed throughout the building.

         (b) System shall include all sprinkler heads that may be required by building codes above the ceiling, when ceilings are installed.

         (c) Site sprinkler main to be sized adequately to support Tenant's uses within each building.

5.       SITEWORK

         (a) All work outside the building perimeter walls shall be considered site work for the building shell and shall include grading, asphalt concrete, paving, landscaping (hard and soft), landscape irrigation, storm drainage, utility service laterals, including conduit for voice and data connecting the buildings, curbs, gutters, sidewalks, specialty paving (if required), retaining walls, fencing and gates, trash enclosures, planters, sign monuments, parking lot and landscape lighting and other exterior lighting per code.

         (b) Paving sections for automobile and truck access shall be according to the Geological Soils Report.

         (c) All parking lot striping to include handicap signage and spaces (parking ratio: no less than 1 space per 295 gross square feet).

         (d) Underground site storm drainage system shall be connected to the city storm system main.

                             EXHIBIT 2 TO EXHIBIT C

                              CONSTRUCTION SCHEDULE


                               [TO BE DETERMINED]

                             EXHIBIT 3 TO EXHIBIT C

                         FINAL TENANT IMPROVEMENT PLANS

                               [TO BE DETERMINED]

                             EXHIBIT 4 TO EXHIBIT C

                                PLANNING SCHEDULE

                               [TO BE DETERMINED]

Required Action                                             Last Date for Completion
---------------------------------------------------------------------------------------------------------
                                     Tenant Improvements Plans and Specifications
---------------------------------------------------------------------------------------------------------
         1.       Tenant delivers its design                                            , 199
                                                            ----------------------------
requirements to                             .
                ----------------------------

         2.       Landlord causes the Architect to                         days after Task 1 is satisfied
                                                            --------------
deliver preliminary plans, and a preliminary cost
estimate for the Tenant Improvements and a list of any
expected construction schedule changes to Tenant for
its review.

         3.       Tenant approves or disapproves the                       days after Task 2 is completed
                                                            --------------
items delivered pursuant to Task 8.

         4.       Landlord and Tenant agree upon                                        , 199
                                                            ----------------------------
preliminary plans, a cost estimate and any construction
schedule changes for Tenant Improvements.

         5.       Landlord delivers proposed plans,                        days after Task 4 is completed
                                                            --------------
specifications and working drawings, a proposed final TI Cost Estimate for the
Tenant Improvements, and a final Construction Schedule to Tenant for its review.

         6.       Tenant approves or disapproves the                       days after Task 5 is completed
                                                            --------------
items delivered pursuant to Task 1.

         7.       Landlord and Tenant agree upon                                        , 199
                                                            ----------------------------
Final Tenant Improvement Plans, a final TI Cost Estimate, and a final
Construction Schedule.

                                         Permitting & Governmental Approvals
---------------------------------------------------------------------------------------------------------
         8.       Landlord submits the Final Tenant                        days after Task 7 is completed
                                                            --------------
Improvement Plans to all applicable governmental
authorities for Permits.

         9.       All governmental permits and                                          , 199
                                                            ---------------------------
approvals necessary for the construction of the
Improvements for the Permitted Uses are obtained.


                                   EXHIBIT "D"

                          Commencement Date Memorandum

         With respect to that certain Lease Agreement ("Lease"), dated January ____, 1997, by and between South Bay/San Tomas Associates, a California general partnership ("LANDLORD"), and Auspex Systems, Inc., a Delaware corporation ("TENANT"), whereby Landlord leased to Tenant and Tenant leased from Landlord the Premises (as defined in the Lease). All terms not defined herein shall have the same meaning as set forth for such terms in the Lease. Tenant hereby acknowledges and certifies to Landlord as follows:

         (1) The Lease commenced on ___________________, 19___ ("Commencement Date");

         (2) The Initial Term of the Lease shall expire on ____________________, ______ (the "Expiration Date");

         (3) The initial Monthly Installment of Rent for the Premises is ____________ _______________________________ Dollars ($_________________); and

         (4) Tenant has accepted [and is currently in possession of] the Premises.

         IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this ______ day of __________________, 199____.

                                             "Tenant"

                                             Auspex Systems, Inc., a
                                             Delaware corporation


                                             By:
                                                 -------------------------------
                                             Its:
                                                  ------------------------------

                                   EXHIBIT "E"

                           List of Hazardous Materials
                         Tenant Will Use on The Premises

                                   EXHIBIT "F"

                  Description of Existing Environmental Reports

                     Environmental Reports & Correspondence
                             The Former Unisys Site

1.       Environmental Baseline Report - Revised October 1989

         A.  Including the following tables, figures and appendices (359 pages)

                                             Tables

                  1.       Tanks and Chemical Storage

                  2.       Previous Tank Storage Summary

                  3.       Groundwater Monitoring Data 10/88

                                             Figures

                  1.       Map

                  2.       Site Map

                  3.       Tank Locations

                  4.       Previous Tank Storage Sites

                  5.       Monitoring Well Locations

                                           Appendices

                           PCB Information

                           Asbestos Information

                           Tank Pull 1/84

                           Well Destruction Investigation

                           Hydrogeological Investigation 10/87

                           Unisys for SFRWQCB; Environmental Baseline
                           Investigation (Appx 60 pages)

                           Hydrogeological Investigation 11/88

                           Soil Gas Survey 5/89

                           Semi-Annual Sampling 5/89

                           Clarifier Removal 10/89



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

2.       Tank Removal - Completed 2/6/90 - Santa Clara Fire Department Permit

3.       Internal Memo 3/2/90 Regional Water Quality Control Board/2 pages

4.       Letter: 3/5/90 to Unisys from Pacific Environmental Group, Inc./4 pages

5.       Table 1: Summary of Current Groundwater Laboratory Results/4 pages.

6. Letter: 6/11/90 to E2C, Inc. from Chips Environmental Consultants/16 pages

7. Letter: 6/28/90 to South Bay Construction and Development Company from E2C, Inc./3 pages

8. Report: 6/29/90 Level II Environmental Site Assessment prepared by E2C, Inc. previously forwarded to ASK 3/17/92

9. Television inspection location sheet dated 7/16/90-VCR tape available/2 pages

10.      Letter: 7/19/90 to City of Santa Clara from E2C, Inc./1 page

11. Progress report sanitary sewer line video and groundwater analysis dated 8/7/90 prepared by E2C, Inc./44 pages

12. Letter: 8/31/90 to South Bay Construction and Development Company from E2C, Inc./3 pages

13. Television inspection location sheet dated 8/31/90-VCR tape available/2 pages

14. Letter: 10/19/90 to Prevention Bureau, Santa clara Fire Department from Pacific Environmental Group, Inc./22 pages

15. Letter; 10/23/90 to South Bay Construction and Development Company from Unisys/9 pages

16. Letter: 11/1/90 to South Bay Construction and Development Company from Unisys/9 pages

17. Letter: 11/1/90 to Prevention Bureau, Santa Clara Fire Department from Pacific Environmental Group, Inc./8 pages

18. Letter: 11/21/90 to South Bay Construction and Development Company from E2C, Inc./6 pages

19.      Letter: 1/3/91 to South Bay/San Thomas Associates from Unisys/2 pages

20. Memo: 1/29 91 to Unisys Corporation from Pacific Environmental group, Inc./41 pages

21.      Fax: 2/11/91 to Unisys from E2C, Inc./7 pages

22.      Final submittals-Unisys Corporation-Asbestos/25 pages

23. Letter: 3/15/91 to Pacific Environmental Group from Clayton Environmental Consultants/26 pages

24. Letter: 3/19/91 to E2C, Inc., from Pacific Environmental Group, Inc./16 pages

25.      Letter: 3/21/91 to South Bay/San Tomas Associates from Unisys/16 pages



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

26. Letter: 3/21/91 to Unisys from Pacific Environmental Group, Inc./12 pages

27.      Letter: 3/22/91 to South Bay Development Company from Unisys/2 pages

28.      Fax: 4/4/91 to Pacific Environmental Group/1 page

29.      Fax: 4/4/91 to Pacific Environmental Group/1 page

30. Fax: 4/8/91 from Pacific Environmental Group-Organic Analysis Data Sheets/8 pages

31. Fax: 4/10/91 from Pacific Environmental Group-Permits Santa Clara Fire Department/5 pages

32. Letter: 4/12/91 to San Francisco Regional Water Quality Control Board from Unisys/81 pages

33.      Letter: 4/23/91 to South Bay Development Company from Unisys/1 page

34.      Letter: 5/21/91 to South Bay Development Company from Unisys/7 pages

35.      Uniform Hazardous Waste Manifests 5/22/91/44 pages

36. Letter: 6/5/91 to Unisys from California Regional Water Quality Control Board/2 pages

37. Report of Abatement Observation and Air Monitoring June 6, 1991 prepared by Law Associates/66 pages

38. Letter. 6/20/91 to Unisys from Pacific Environmental Group, Inc./18 pages

39.      Soil & Groundwater Assessment dated July 11, 1991, prepared by E2C,
         Inc.

40.      Fax: 8/28/91 to SBC&D Co., from E2C, Inc./7 pages

41. Letter: 1/14/92 to California Regional Water Quality Control Board from Unisys/8 pages

42. Letter: 1/14/92 to Unisys from Pacific Environmental Group, Inc./4 pages

43. Report: 1/20/92 Second and Third Quarter Split Sampling prepared by E2C, Inc./121 pages

44. Letter: 2/3/92 from Unisys from California Regional Water Quality Control Board/2 pages

45. Letter: 3/24/92 to South Bay Construction and Development from E2C, Inc./8 pages

46. Letter: 3/25/92 to Regional Water Quality Control Board from Unisys/12 pages

47. Report: 4/2/92 Installation of B-Zone Well prepared by E2C, Inc./53 pages

48. Report: 8/25/92 Phase I Environmental Assessments Building 14 prepared for the ASK Companies by Environ Corporation

49. Letter: 11/10/92 to South Bay Development Company from Unisys/9 pages; Justification for Removal

50. Letter: 12/11/92 to South Bay Construction and Development company from E2C, Inc./3 pages

51. Letter 12/11/92 to South Bay Construction and Development Company from E2C, Inc./4 pages

52. Letter: 12/11/92 to Regional Water Quality Control Board from Unisys/8 pages; Table-Unisys Monitoring Well Removal Notification

53. Letter: 12/14/92 to Regional Water Quality Control Board from E2C, Inc./4 pages

54. Letter: 12/21/92 to E2C, Inc. from California Regional Water Quality Control Board/1 page

55. Letter: 12/28/92 to The ASK Companies from South Bay Construction and Development Company/1 page

56. Letter: 1/22/93 to Regional Water Quality Control Board from Unisys/1 page

57. Fax: 3/29/93 to South Bay Construction and Development Company from E2C, Inc./2 pages

58.      Letter: 4/1/93 to South Bay/San Tomas from E2C, Inc./1 page

59. Letter: 4/8/93 to South Bay Construction and Development Company from E2C, Inc./8 pages; Well Destruction Report

60. Letter: 6/15/93 to Regional Water Quality Control Board from Unisys/15 pages; Well Abandonment Report

61. Site Investigation Summary by Unisys Corporate Environmental Affairs dated March 6, 1995 containing Report, Figures, Tables and Appendices A through D

62. Letter: 6/22/95 to Regional Water Quality Control Board from Unisys/21 pages

63. Letter: 9/11/95 to Regional Water Quality Control Board from Unisys/8 pages

64. Letter: 12/19/95 to South Bay Construction and Development Company from Unisys/14 pages

65. Letter: 1/26/96 to California Regional Water Quality Control Board from Unisys/21 pages

66.      Fax: 4/10/96 to Larry Patterson from Asbestos Control Center/13 pages

67. Report: 7/19/96 System Installation and Additional Investigation prepared by Unisys Corporate Environmental Affairs

                                   EXHIBIT "G"

                            Preliminary Title Report

                                   EXHIBIT "H"

                         CC&R's and Excluded Obligations
                   Under CC&R's Described in the Title Report


         The documents referred to in the following specially enumerated exceptions in the Title Report attached as Exhibit "G" to this Lease constitute the "CC&R's" referred to in Paragraph 34 of the Lease. Pursuant to Paragraph 34 of the Lease, except as otherwise stated below as being obligations of Landlord, Tenant shall abide by and comply during the Lease Term with the obligations stated below with respect to the documents listed below to the extent the obligations arise from the ownership or occupancy of the Premises (and to the extent they arise from Landlord's ownership of the Premises together with Landlord's ownership of other property, then to the extent such obligations are reasonably allocable to the Premises).

         Exception No. 4 pertains to an Agreement Regarding Separation of Certain Utilities between the City of Santa Clara and Unisys Corporation. Tenant shall not be responsible for any obligations thereunder, with any obligations affecting the Premises to be borne by Landlord.

         Exception No. 5 pertains to a Grant Deed with Grant and Reservation of Easements from Unisys Corporation to Landlord. Tenant shall be responsible for the obligations embodied therein as relate to the use by Tenant of the easements which are reflected therein as appurtenances to the Premises.

         Exception No. 7 pertains to a Declaration of Covenants, Conditions, Restrictions and Easements between Landlord and Unisys Corporation. Tenant shall be responsible for the obligations thereunder pertaining to maintaining ingress and egress easement areas located within the boundaries of the Premises in the manner required by that Declaration and for the obligations not to unreasonably interfere with the surface water drainage easement in favor of Unisys over the Premises.

         Exception No. 5 pertains to a Grant Deed with Reservation of Easement from Unisys Corporation to Landlord, which grants Unisys Corporation certain rights of access over the Premises associated with the operation of groundwater monitoring wells on the Property. Paragraph 2(b) of this document indicates that the rights and obligations of the parties thereunder are set forth in and are subject to certain terms and conditions in the Agreement of Purchase and Sale and Escrow Instructions between Landlord and Unisys Corporation. Tenant's only obligation with regard to the easements reserved in this Grant Deed is not to unreasonably interfere with the access of Unisys to any monitoring wells that may be hereafter placed upon the Property. Landlord shall be responsible under this Lease to ensure that if any monitoring wells are to be installed on the Premises by Unisys, that they shall be installed in a manner which will not unreasonably interfere with Tenant's use of the Premises and that Unisys exercises its rights under this Grant Deed in manner not to unreasonably interfere with Tenant's use of the Premises.

         Exception No. 9 pertains to a Declaration of Covenants, Conditions, Restrictions and Easements executed by Landlord. Tenant shall have the obligations for maintenance of such easements and utilities as are located within the boundaries of the Premises as referred to in this Declaration, and the obligation to contribute the share of expenses (as provided therein) which is allocable to the Premises associated with the costs of maintenance of the easement areas on other parcels for the benefit of the Premises. As relates to easements over, under or across the Premises for the benefit of other parcels, Tenant shall have the right to obtain reimbursement from the owners of other parcels for the cost of maintenance of the easements in accordance with the terms of this Declaration, including recovery from Landlord to the extent it is at such time the owner of any other parcel which is obligated to share in such costs under this Declaration. Landlord shall cooperate with Tenant in any collection efforts from other owners.



                                       64